As filed with the Securities and Exchange Commission on April 4, 2002

Registration No. ________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

EDELBROCK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	33-0627520 (I.R.S. Employer Identification No.)

2700 California Street
Torrance, California 90503
(Address of Principal Executive Offices Including Zip Code)

Edelbrock Corporation 401(k) Plan
(Full Title of the Plan)

Aristedes T. Feles
Vice-President of Finance and Chief Financial Officer
Edelbrock Corporation
2700 California Street
Torrance, California 90503
(Name and Address of Agent For Service)

(310) 781-2222
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Fee

Common Stock, $.01 par value	100,000	$13.25	$1,325,000	$121.90

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933 (“Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered under the Edelbrock Corporation 401(k) Plan (“Plan”).

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the Nasdaq Stock Market on April 2, 2002, within five business days prior to filing.

Exhibit Index Appears on Page 7

Part II

Item 3. Incorporation of Documents by Reference

     The following documents previously filed by Edelbrock Corporation (the “Registrant”) or the Plan with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(1)	Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

(2)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 25, 2001;

(3)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 25, 2001

(4)	Description of the Registrant’s Common Stock, $.01 par value (the “Common Shares”), contained in the Registration Statement filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) for purposes of registering such securities thereunder, and any amendments and reports filed for the purpose of updating that description;

(5)	Plan’s Annual Report on Form 11-K for the year ended June 30, 2001 filed simultaneously with this Registration Statement.

     All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     The Certificate of Incorporation of the Company provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (“DGCL”), or (iv ) for any transaction from which the director derived any improper personal benefit.

     The Bylaws of the Company provide that to the full extent permitted by law the Company shall indemnify and advance expenses to any person who is or was a director, officer, employee or fiduciary of the Company or was serving at the request of a director, officer, employee or fiduciary of the Company against liabilities which may be incurred by reason of (or arising in part out of) such capacity.

     Section 145 of the DGCL grants to the Company the power to indemnify its directors, officers, employees and agents against liability arising out of their respective capacities as directors, officers, employees or agents.

     Section 8 of the Underwriting Agreement, filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-83258), provides that the Company agrees to indemnify the Underwriters and certain related parties against certain liabilities, including liabilities under the Securities Act.

     The Company entered into indemnification agreements with its officers and directors. Such agreements provide contractually for mandatory indemnification to the maximum extent permitted or required by statute and include a separate indemnity provision, subject to limitations existing under applicable law, providing for substantially broader indemnity rights than those presently available by statute or the Certificate of Incorporation of the Company.

     The Company intends to purchase insurance against certain losses which arise from claims which may be asserted against its directors and officers, including claims under the Securities Act.

Item 7. Exemption from Registration Claims

     Not Applicable.

Item 8. Exhibits

4.1	Edelbrock Corporation 401(k) Plan (filed herewith).

4.2	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3(i).1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-83258) and incorporated herein by reference).

4.3	Amended and Restated Code of Bylaws of the Registrant (filed as Exhibit 3(ii).1 to the Registrant’s Registration Statement of Form S-1 (File No. 33-83258) and incorporated herein by reference).

5	Undertaking: The undersigned registrant has submitted the Plan and will submit any amendments thereto to the Internal Revenue Service and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

23.1	Consent of Independent Auditors on the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001

23.2	Consent of Independent Auditors on the Registrant’s Annual Report on Form 11-K with respect to the 401(k) Plan for the fiscal year ended June 30, 2001

24	Power of Attorney for each officer and director of Edelbrock Corporation signing this Registration Statement through an attorney-in-fact.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Torrance, State of California, on April 4, 2002.

EDELBROCK CORPORATION

By:	/s/ Aristedes T. Feles

Aristedes T. Feles Vice-President of Finance and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

* O. Victor Edelbrock	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

* Jeffrey L. Thompson	Executive Vice-President, Chief Operating Officer and Director

* Aristedes T. Feles	Vice-President of Finance, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

* Cathleen Edelbrock	Director

* Jerry Herbst	Director

* Timothy Pettit	Director

* Dr. Cornelius J. Pings	Director

* Richard Wilbur	Director

     *  Aristedes T. Feles, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Commission.

April 4, 2002

By:	/s/ Aristedes T. Feles

Aristedes T. Feles, Attorney-in-Fact

     The Plan. Pursuant to the requirement of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 4th day of April 2002.

EDELBROCK CORPORATION 401(k) PLAN

By:	/s/ Christina Edelbrock

Christina Edelbrock Trustee

By:	/s/ Wayne Murray

Wayne Murray Trustee

By:	/s/ Timothy Pettit

Timothy Pettit Trustee

EXHIBIT INDEX

4.1	Edelbrock Corporation 401(k) Plan (filed herewith).

4.2	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3(i).1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-83258) and incorporated herein by reference).

4.3	Amended and Restated Code of Bylaws of the Registrant (filed as Exhibit 3(ii).1 to the Registrant’s Registration Statement of Form S-1 (File No. 33-83258) and incorporated herein by reference).

5	The undersigned registrant has submitted the Plan and will submit any amendments thereto to the Internal Revenue Service and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

23.1	Consent of Independent Auditors on the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001

23.2	Consent of Independent Auditors on the Registrant’s Annual Report on Form 11-K with respect to the 401(k) Plan for the fiscal year ended June 30, 2001

24	Power of Attorney for each officer and director of Edelbrock Corporation signing this Registration Statement through an attorney-in-fact.